PRESS RELEASE FOR EAGLE BANCORP, INC. IMMEDIATE RELEASE CONTACT: Eric R. Newell January 21, 2026 240.497.1796 EAGLE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2025 RESULTS AND CASH DIVIDEND BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle" or the "Company") (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank, one of the largest community banks in the Washington D.C. area, reported its unaudited results for the fourth quarter ended December 31, 2025. Eagle reported a net income of $7.6 million or $0.25 per share for the fourth quarter 2025, compared to a net loss of $67.5 million or $(2.22) per share for the third quarter. The $75.1 million improvement from the prior quarter is primarily due to a $97.7 million decrease in provision expense, offset by a $14.3 million reduction in the tax benefit. In the quarter, net interest income increased by $0.1 million, noninterest income increased by $9.7 million, and noninterest expenses increased by $17.9 million. Pre-provision net revenue ("PPNR")1 in the fourth quarter was $20.7 million compared to $28.8 million for the prior quarter. The decrease is primarily due to a $17.9 million increase in noninterest expense, which was driven by higher costs associated with the disposition of certain loans held for sale ("HFS") and valuation adjustment on the remaining HFS portfolio. "The quarter marked a return to profitability, supported by a lower provision expense as we continued to execute on credit risk reduction actions," said Susan G. Riel, President, and Chief Executive Officer of the Company. "We are encouraged by our early progress and remain focused on our efforts to improve results. We will remain disciplined in executing on asset disposition strategies that are reducing exposures and improving overall credit quality." Ms. Riel added, “Building on the funding progress made in 2025, we will remain committed to improving our funding mix in 2026 to drive stronger pre-provision net revenue and improved returns. We are repositioning the balance sheet for more durable performance — reducing concentrations to commercial real estate and construction loans, improving criticized and classified trends, and continuing to decrease held-for-sale exposure through planned first- quarter dispositions that lower mark-to-market sensitivity.” Additionally, the Company is announcing today a cash dividend in the amount of $0.01 per share. The cash dividend will be payable on February 13, 2026 to shareholders of record on February 2, 2026. 1 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

Fourth Quarter of 2025 Key Elements • The Company announces today the declaration of a common stock dividend of $0.01 per share. • Total C&I loans (including owner-occupied) increased $301.0 million or 10.95%, and average C&I deposits increased $367.0 million, or 22.30% from the previous quarter. • The ACL as a percentage of total loans was 2.19% at quarter-end; up from 2.14% at the prior quarter-end. Performing office coverage2 was 12.89% at quarter-end; as compared to 11.36% at the prior quarter-end. • Nonperforming assets decreased by $24.4 million to $108.9 million as of December 31, 2025, representing 1.04% of total assets, compared to $133.3 million, representing 1.23% of total loans as of September 30, 2025. During the quarter, nonperforming loan inflows totaled $26.1 million. Reductions of $50.5 million reflected underlying collateral liquidations, disposition of other real estate owned ("OREO") and sales of loans. • Substandard and special mention loans totaled $783.4 million at December 31, 2025, compared to $958.5 million in the prior quarter. • Annualized quarterly net charge-offs for the fourth quarter of 2025 were 0.67% compared to 7.36% for the third quarter of 2025. • The net interest margin ("NIM") decreased to 2.38% for the fourth quarter of 2025, compared to 2.43% for the prior quarter, primarily driven by a mix shift between loans and cash, partially offset by improved time deposit cost from reduced brokered time deposit usage. • At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 10.87%, 10.87%, and 13.83%, respectively. • Total estimated insured deposits decreased at quarter-end to $6.9 billion, representing 75.3% of deposits, compared to $7.2 billion, or 75.6% in the prior quarter. • Total on-balance sheet liquidity and available capacity was $4.7 billion, compared to $2.3 billion in uninsured deposits, resulting in a coverage ratio of over 199%. Income Statement • Net interest income was relatively flat at $68.3 million for the fourth quarter of 2025, compared to $68.2 million for the prior quarter. Both interest income and interest expense declined during the quarter, reflecting the impact of lower market rates and declining average balances. • Provision for credit losses was $15.5 million for the fourth quarter of 2025, compared to $113.2 million for the prior quarter. The decrease was primarily driven by lower charge- offs compared to prior quarter. Net charge-offs totaled $12.3 million, a decrease from $140.8 million in the prior quarter. The provision related to the reserve for unfunded 2 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document. 2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total office loans.

commitments was $203 thousand, compared to a reversal of $38 thousand in the prior quarter. • Noninterest income was $12.2 million for the fourth quarter of 2025, compared to $2.5 million for the prior quarter. The increase was primarily driven by losses in the third quarter that did not reoccur in the fourth quarter, and an increase in other income as a result of SBIC investments and gains on sale of OREO during the quarter. • Noninterest expense was $59.8 million for the fourth quarter of 2025, compared to $41.9 million for the prior quarter. The increase over the linked quarter was primarily due to $6.3 million in higher costs associated with the disposition of certain HFS loans and $8.4 million in valuation adjustment on the remaining HFS portfolio. • Income tax benefit was $2.6 million for the fourth quarter of 2025, compared to a $19.9 million benefit for the prior quarter. The Company had income tax benefit, despite a profitable fourth quarter, primarily due to tax credit purchase and tax equity investments during the quarter that generated $3.6 million in tax benefits. Loans and Funding • Total loans, including loans held for sale, were $7.4 billion at December 31, 2025, a decrease of 1% from the prior quarter-end. The decrease in total loans was primarily driven by declines in income-producing real estate loans, partially offset by an increase in commercial and industrial loans. • Total deposits at quarter-end were $9.1 billion, down $0.3 billion, or 4%, from the prior quarter-end. The decrease was primarily driven by lower balances in brokered time deposit accounts and noninterest bearing deposits. Deposits increased $2.5 million compared to December 31, 2024. Asset Quality • Allowance for credit losses was 2.19% of total loans held for investment at December 31, 2025, compared to 2.14% at the prior quarter-end. Performing office coverage was 12.89% at quarter-end; as compared to 11.36% at the prior quarter-end. • Net charge-offs were $12.3 million for the quarter compared to $140.8 million in the third quarter of 2025. • Nonperforming assets were $108.9 million at December 31, 2025. ◦ NPAs as a percentage of assets were 1.04% at December 31, 2025, compared to 1.23% at the prior quarter-end. At December 31, 2025, OREO consisted of three properties with an aggregate carrying value of $2.1 million. ◦ Loans 30-89 days past due were $49.9 million at December 31, 2025, compared to $29.1 million at the prior quarter-end. 3

Capital • Total shareholders' equity was $1.1 billion at December 31, 2025, up 1.6% from the prior quarter-end. The increase in shareholders' equity of $17.8 million was primarily due to quarterly income that increased capital. • Book value per share and tangible book value per share3 were $37.59 and $37.59, an increase of 1.6% from the prior quarter-end. 4 3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended December 31, 2025 as compared to the three months ended September 30, 2025 and December 31, 2024, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC. About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging, and inclusion in both its workplace and the communities in which it operates. Conference call: Eagle Bancorp will host a conference call to discuss its fourth quarter of 2025 financial results on Thursday, January 22, 2026 at 10:00 a.m. Eastern Time. The listen-only webcast can be accessed at: • https://edge.media-server.com/mmc/p/35j4x675/ • For analysts who wish to participate in the conference call, please register at the following URL: https://register-conf.media-server.com/register/BI89ddf0d53da24dc0bc55096224de408f • A replay of the conference call will be available on the Company's website through Thursday, February 5, 2026: https://www.eaglebankcorp.com/ Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events, financial condition, asset quality or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "strategy," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including reductions in the size of the federal government workforce; changes in government spending; the economic effects of an extended government shutdown; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate, monetary and fiscal policy; inflation levels; competitive factors; our ability to access cost-effective funding) and other conditions (such as the impact of bank failures, credit losses or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic and current reports filed with the SEC, including the Company's Quarterly Reports on Form 10-Q. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are 5 not necessarily indicative of future performance. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. 6

Eagle Bancorp, Inc. Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share data) Three Months Ended December 31, September 30, December 31, 2025 2025 2024 Interest Income Interest and fees on loans $ 119,744 $ 123,704 $ 132,943 Interest and dividends on investment securities 10,083 10,527 12,307 Interest on balances with other banks and short-term investments 19,699 15,872 23,167 Total interest income 149,526 150,103 168,417 Interest Expense Interest on deposits 79,147 79,385 83,002 Interest on customer repurchase agreements 52 202 294 Interest on other short-term borrowings — 332 9,530 Interest on long-term borrowings 2,024 2,025 4,797 Total interest expense 81,223 81,944 97,623 Net Interest Income 68,303 68,159 70,794 Provision for Credit Losses 15,468 113,215 12,132 Provision (Reversal) for Credit Losses for Unfunded Commitments 203 (38) (1,598) Net Interest Income (Loss) After Provision for Credit Losses 52,632 (45,018) 60,260 Noninterest Income Service charges on deposits 1,840 1,773 1,744 Gain (loss) on sale of loans (1,137) (3,550) — Net gain (loss) on sale of investment securities 9 (1,982) 4 Increase in cash surrender value of bank-owned life insurance 5,636 5,293 742 Other income 5,844 961 1,577 Total noninterest income 12,192 2,495 4,067 Noninterest Expense Salaries and employee benefits 22,661 21,290 22,597 Premises and equipment expenses 2,861 2,944 2,635 Marketing and advertising 1,185 1,316 1,340 Data processing 4,353 3,950 3,870 Legal, accounting and professional fees 3,100 2,396 641 FDIC insurance 7,709 6,665 9,281 Other expenses 17,968 3,336 4,168 Total noninterest expense 59,837 41,897 44,532 Income (Loss) Before Income Tax Expense 4,987 (84,420) 19,795 Income Tax Expense (Benefit) (2,574) (16,907) 4,505 Net Income (Loss) $ 7,561 $ (67,513) $ 15,290 Earnings (Loss) Per Common Share Basic $ 0.25 $ (2.22) $ 0.51 Diluted $ 0.25 $ (2.22) $ 0.50 7

Eagle Bancorp, Inc. Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except per share data) December 31, September 30, December 31, 2025 2025 2024 Assets Cash and due from banks $ 11,692 $ 9,395 $ 14,463 Interest-bearing deposits with banks and other short-term investments 684,001 841,372 619,017 Investment securities available-for-sale at fair value (amortized cost of $1,055,146, $1,161,644, and $1,408,935 respectively, and allowance for credit losses of $—, $—, and $22, respectively) 976,770 1,073,412 1,267,404 Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $1,030, $1,199, and $1,306 respectively (fair value of $774,947, $786,662, and $820,382 respectively) 854,780 872,418 938,647 Federal Reserve and Federal Home Loan Bank stock 28,327 28,306 51,763 Loans held for sale, at lower of cost or fair value 90,650 136,506 — Loans held for investment, at amortized cost 7,280,459 7,304,679 7,934,888 Less: allowance for credit losses (159,604) (156,228) (114,390) Loans held for investment, net of allowance 7,120,855 7,148,451 7,820,498 Premises and equipment, net 12,800 10,503 7,694 Operating lease right-of-use assets 28,451 29,791 18,494 Deferred income taxes 132,330 77,362 91,472 Bank-owned life insurance 335,177 330,426 115,806 Other real estate owned 2,059 14,684 2,743 Other assets 219,311 242,876 181,491 Total Assets $ 10,497,203 $ 10,815,502 $ 11,129,508 Liabilities and Shareholders' Equity Liabilities Deposits: Noninterest-bearing demand $ 1,433,952 $ 1,577,197 $ 1,544,403 Interest-bearing transaction 1,038,154 932,500 1,211,791 Savings and money market 3,624,813 3,702,579 3,599,221 Time deposits 3,036,687 3,251,283 2,775,663 Total deposits 9,133,606 9,463,559 9,131,078 Customer repurchase agreements — 13,725 33,157 Other short-term borrowings — — 490,000 Long-term borrowings 76,428 76,346 76,108 Operating lease liabilities 35,256 36,278 23,815 Reserve for unfunded commitments 5,090 4,886 3,463 Other liabilities 105,540 97,232 145,826 Total Liabilities 9,355,920 9,692,026 9,903,447 Shareholders' Equity Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,359,632, 30,366,555, and 30,202,003 respectively 300 300 298 Additional paid-in capital 391,204 389,305 384,932 Retained earnings 838,938 831,685 982,304 Accumulated other comprehensive loss (89,159) (97,814) (141,473) Total Shareholders' Equity 1,141,283 1,123,476 1,226,061 Total Liabilities and Shareholders' Equity $ 10,497,203 $ 10,815,502 $ 11,129,508 8

Loan Mix and Asset Quality (Dollars in thousands) December 31, September 30, December 31, 2025 2025 2024 Amount % Amount % Amount % Loan Balances - Period End: Commercial $ 1,338,486 18% $ 1,217,908 17% $ 1,183,628 15 % Income producing - commercial real estate 3,350,718 45% 3,453,033 47% $ 4,064,846 51 % Owner occupied - commercial real estate 1,657,963 23% 1,494,711 20% $ 1,269,669 16 % Real estate mortgage - residential 37,100 1% 44,684 1% $ 50,535 1 % Construction - commercial and residential 795,400 11% 1,010,367 14% $ 1,210,763 15 % Construction - C&I (owner occupied) 52,629 1% 33,378 — % $ 103,259 1 % Home equity 47,448 1% 49,333 1% $ 51,130 1 % Other consumer 715 — % 1,265 — % $ 1,058 — % Total loans $ 7,280,459 100% $ 7,304,679 100% $ 7,934,888 100 % Three Months Ended or As Of December 31, September 30, December 31, 2025 2025 2024 Asset Quality: Nonperforming loans $ 106,834 $ 118,647 $ 208,706 Other real estate owned 2,059 14,684 2,743 Nonperforming assets $ 108,893 $ 133,331 $ 211,449 Net charge-offs $ 12,259 $ 140,814 $ 9,535 Special mention $ 268,881 $ 423,685 $ 244,807 Substandard $ 514,497 $ 534,789 $ 426,366 9

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended					
	December 31, 2025			September 30, 2025		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,997,019	$ 19,770	3.93 %	$ 1,449,871	$ 15,974	4.37 %
Loans held for sale (1)	135,981	1,626	4.74 %	19,441	389	7.94 %
Loans (1) (2)	7,338,320	118,118	6.39 %	7,648,459	123,315	6.40 %
Investment securities available-for-sale (2)	1,050,620	5,501	2.08 %	1,134,993	5,866	2.05 %
Investment securities held-to-maturity (2)	867,222	4,582	2.10 %	884,779	4,661	2.09 %
Total interest earning assets	11,389,162	149,597	5.21 %	11,137,543	150,205	5.35 %
Noninterest earning assets	733,464			658,014		
Less: allowance for credit losses	(157,925)			(198,158)		
Total noninterest earning assets	575,539			459,856		
Total Assets	$11,964,701			$11,597,399		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,574,757	$ 11,055	2.79 %	$ 1,391,316	$ 10,824	3.09 %
Savings and money market	3,931,453	33,040	3.33 %	3,576,595	30,875	3.42 %
Time deposits	3,163,520	35,052	4.40 %	3,312,333	37,686	4.51 %
Total interest bearing deposits	8,669,730	79,147	3.62 %	8,280,244	79,385	3.80 %
Customer repurchase agreements	6,656	53	3.16 %	25,557	202	3.14 %
Derivative collateral liability	6,200	70	4.48 %	9,225	102	4.39 %
Other short-term borrowings	—	—	— %	29,350	332	4.49 %
Long-term borrowings	76,400	2,024	10.51 %	76,318	2,025	10.52 %
Total interest bearing liabilities	8,758,986	81,294	3.68 %	8,420,694	82,046	3.87 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,920,522			1,882,971		
Other liabilities	144,680			111,586		
Total noninterest bearing liabilities	2,065,202			1,994,557		
Shareholders' equity	1,140,513			1,182,148		
Total Liabilities and Shareholders' Equity	$11,964,701			$11,597,399		
Net interest income		$ 68,303			$ 68,159	
Net interest spread			1.53 %			1.48 %
Net interest margin			2.38 %			2.43 %
Cost of funds			3.02 %			3.16 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.9 million and $3.7 million for the three months ended December 31, 2025 and September 30, 2025, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

10

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,					
	2025			2024		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,997,019	$ 19,770	3.93 %	$ 1,961,275	$ 23,167	4.70 %
Loans held for sale [(1)]	135,981	1,626	4.74 %	—	—	— %
Loans [(1)] [(2)]	7,338,320	118,118	6.39 %	7,971,907	132,943	6.63 %
Investment securities available-for-sale [(2)]	1,050,620	5,501	2.08 %	1,417,958	7,142	2.00 %
Investment securities held-to-maturity [(2)]	867,222	4,582	2.10 %	952,800	5,165	2.16 %
Total interest earning assets	11,389,162	149,597	5.21 %	12,303,940	168,417	5.45 %
Noninterest earning assets	733,464			386,014		
Less: allowance for credit losses	(157,925)			(114,232)		
Total noninterest earning assets	575,539			271,782		
Total Assets	$11,964,701			$12,575,722		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,574,757	$ 11,055	2.79 %	$ 1,674,997	$ 13,048	3.10 %
Savings and money market	3,931,453	33,040	3.33 %	3,648,502	35,262	3.84 %
Time deposits	3,163,520	35,052	4.40 %	2,804,870	34,692	4.92 %
Total interest bearing deposits	8,669,730	79,147	3.62 %	8,128,369	83,002	4.06 %
Customer repurchase agreements	6,656	53	3.16 %	38,750	294	3.02 %
Derivative collateral liability	6,200	70	4.48 %	—	—	— %
Other short-term borrowings	—	—	— %	1,003,587	12,296	4.87 %
Long-term borrowings	76,400	2,024	10.51 %	75,939	2,031	10.64 %
Total interest bearing liabilities	8,758,986	81,294	3.68 %	9,246,645	97,623	4.20 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,920,522			1,928,094		
Other liabilities	144,680			170,411		
Total noninterest bearing liabilities	2,065,202			2,098,505		
Shareholders' equity	1,140,513			1,230,573		
Total Liabilities and Shareholders' Equity	$11,964,701			$12,575,723		
Net interest income		$ 68,303			$ 70,794	
Net interest spread			1.53 %			1.25 %
Net interest margin			2.38 %			2.29 %
Cost of funds			3.02 %			3.48 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.9 million and $4.3 million for the three months ended December 31, 2025 and 2024, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

11

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended							
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Income Statements:								
Total interest income	$ 149,526	$ 150,103	$ 151,443	$ 153,878	$ 168,417	$ 173,813	$ 169,731	$ 175,602
Total interest expense	81,223	81,944	83,667	88,229	97,623	101,970	98,378	100,904
Net interest income	68,303	68,159	67,776	65,649	70,794	71,843	71,353	74,698
Provision for credit losses	15,468	113,215	138,159	26,255	12,132	10,094	8,959	35,175
Provision (reversal) for credit losses for unfunded commitments	203	(38)	1,759	(297)	(1,598)	(1,593)	608	456
Net interest income after provision for credit losses	52,632	(45,018)	(72,142)	39,691	60,260	63,342	61,786	39,067
Noninterest income before investment gain	12,183	4,477	8,268	8,203	4,063	6,948	5,329	3,585
Net gain (loss) on sale of investment securities	9	(1,982)	(1,854)	4	4	3	3	4
Total noninterest income	12,192	2,495	6,414	8,207	4,067	6,951	5,332	3,589
Salaries and employee benefits	22,661	21,290	21,940	21,968	22,597	21,675	21,770	21,726
Premises and equipment expenses	2,861	2,944	3,019	3,203	2,635	2,794	2,894	3,059
Marketing and advertising	1,185	1,316	1,144	1,371	1,340	1,588	1,662	859
Goodwill impairment	—	—	—	—	—	—	104,168	—
Other expenses	33,130	16,347	17,367	18,909	17,960	17,557	15,997	14,353
Total noninterest expense	59,837	41,897	43,470	45,451	44,532	43,614	146,491	39,997
Income (loss) before income tax expense	4,987	(84,420)	(109,198)	2,447	19,795	26,679	(79,373)	2,659
Income tax expense	(2,574)	(16,907)	(39,423)	772	4,505	4,864	4,429	2,997
Net income (loss)	7,561	(67,513)	(69,775)	1,675	15,290	21,815	(83,802)	(338)
Per Share Data:								
Earnings (loss) per weighted average common share, basic	$ 0.25	$ (2.22)	$ (2.30)	$ 0.06	$ 0.51	$ 0.72	$ (2.78)	$ (0.01)
Earnings (loss) per weighted average common share, diluted	$ 0.25	$ (2.22)	$ (2.30)	$ 0.06	$ 0.50	$ 0.72	$ (2.78)	$ (0.01)
Weighted average common shares outstanding, basic	30,368,432	30,367,997	30,373,167	30,275,001	30,199,433	30,173,852	30,185,609	30,068,173
Weighted average common shares outstanding, diluted	30,584,374	30,367,997	30,510,847	30,404,262	30,321,644	30,241,699	30,185,609	30,068,173
Actual shares outstanding at period end	30,359,632	30,366,555	30,364,983	30,368,843	30,202,003	30,173,200	30,180,482	30,185,732
Book value per common share at period end	$ 37.59	$ 37.00	$ 39.03	$ 40.99	$ 40.60	$ 40.61	$ 38.75	$ 41.72
Tangible book value per common share at period end(1)	$ 37.59	$ 37.00	$ 39.03	$ 40.99	$ 40.59	$ 40.61	$ 38.74	$ 38.26
Dividend per common share	$ 0.010	$ 0.010	$ 0.165	$ 0.165	$ —	$ 0.17	$ 0.45	$ 0.45
Performance Ratios (annualized):								
Return on average assets	0.25 %	(2.31)%	(2.33)%	0.06 %	0.48 %	0.70 %	(2.73)%	(0.01)%
Return on average common equity	2.63 %	(22.66)%	(22.35)%	0.55 %	4.94 %	7.22 %	(26.67)%	(0.11)%
Return on average tangible common equity(1)	2.63 %	(22.66)%	(22.35)%	0.55 %	4.94 %	7.22 %	(28.96)%	(0.11)%
Net interest margin	2.38 %	2.43 %	2.37 %	2.28 %	2.29 %	2.37 %	2.40 %	2.43 %
Efficiency ratio(1)(2)	74.3 %	59.3 %	58.6 %	61.5 %	59.5 %	55.4 %	191.0 %	51.1 %
Other Ratios:								
Allowance for credit losses to total loans(3)	2.19 %	2.14 %	2.38 %	1.63 %	1.44 %	1.40 %	1.33 %	1.25 %
Allowance for credit losses to total nonperforming loans	149.39 %	131.67 %	81.17 %	64.59 %	54.81 %	83.25 %	110.06 %	108.76 %
Nonperforming assets to total assets	1.04 %	1.23 %	2.16 %	1.79 %	1.90 %	1.22 %	0.88 %	0.79 %
Net charge-offs (recoveries) (annualized) to average total loans(3)	0.67 %	7.36 %	4.22 %	0.57 %	0.48 %	0.26 %	0.11 %	1.07 %
Tier 1 capital (to average assets)	10.17 %	10.40 %	10.63 %	11.11 %	10.74 %	10.77 %	10.58 %	10.26 %
Total capital (to risk weighted assets)	15.09 %	14.83 %	15.27 %	15.86 %	15.86 %	15.51 %	15.07 %	14.87 %
Common equity tier 1 capital (to risk weighted assets)	13.83 %	13.58 %	14.01 %	14.61 %	14.63 %	14.30 %	13.92 %	13.80 %
Tangible common equity ratio(1)	10.87 %	10.39 %	11.18 %	11.00 %	11.02 %	10.86 %	10.35 %	10.03 %
Average Balances (in thousands):								
Total assets	$ 11,964,701	$ 11,597,399	$ 11,989,095	$ 12,118,190	$ 12,575,722	$ 12,360,899	$ 12,361,500	$ 12,784,470
Total earning assets	$ 11,389,162	$ 11,137,543	$ 11,487,006	$ 11,640,162	$ 12,303,940	$ 12,072,891	$ 11,953,446	$ 12,365,497
Total loans(3)	$ 7,338,320	$ 7,648,459	$ 7,942,333	$ 7,933,695	$ 7,971,907	$ 8,026,524	$ 8,003,206	$ 7,988,941
Total deposits	$ 10,590,252	$ 10,163,215	$ 10,226,095	$ 9,883,233	$ 10,056,463	$ 9,344,414	$ 9,225,266	$ 9,501,661
Total borrowings	$ 83,056	$ 131,225	$ 355,914	$ 794,940	$ 1,118,276	$ 1,654,736	$ 1,721,283	$ 1,832,947
Total shareholders' equity	$ 1,140,513	$ 1,182,148	$ 1,252,252	$ 1,242,805	$ 1,230,573	$ 1,201,477	$ 1,263,627	$ 1,289,656

(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

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GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended		
	December 31, 2025	September 30, 2025	December 31, 2024
Tangible common equity			
Common shareholders' equity	$ 1,141,283	$ 1,123,476	$ 1,226,061
Less: Intangible assets	—	—	(16)
Tangible common equity	$ 1,141,283	$ 1,123,476	$ 1,226,045
Tangible common equity ratio			
Total assets	$ 10,497,203	$ 10,815,502	$ 11,129,508
Less: Intangible assets	—	—	(16)
Tangible assets	$ 10,497,203	$ 10,815,502	$ 11,129,492
Tangible common equity ratio	10.87 %	10.39 %	11.02 %
Per share calculations			
Book value per common share	$ 37.59	$ 37.00	$ 40.60
Less: Intangible book value per common share	$ —	$ —	$ (0.01)
Tangible book value per common share	$ 37.59	$ 37.00	$ 40.59
Shares outstanding at period end	30,359,632	30,366,555	30,202,003
Average tangible common equity			
Average common shareholders' equity	$ 1,140,513	$ 1,182,148	$ 1,230,573
Less: Average intangible assets	—	—	(19)
Average tangible common equity	$ 1,140,513	$ 1,182,148	$ 1,230,554
Return on average tangible common equity			
Net (loss) income	$ 7,561	$ (67,513)	$ 15,290
Return on average tangible common equity	2.63%	(22.66)%	4.94%
Efficiency ratio			
Net interest income	$ 68,303	$ 68,159	$ 70,794
Noninterest income	12,192	2,495	4,067
Operating revenue	$ 80,495	$ 70,654	$ 74,861
Noninterest expense	$ 59,837	$ 41,897	$ 44,532
Efficiency ratio	74.34 %	59.30 %	59.49 %
Pre-provision net revenue			
Net interest income	$ 68,303	$ 68,159	$ 70,794
Noninterest income	12,192	2,495	4,067
Less: Noninterest expense	(59,837)	(41,897)	(44,532)
Pre-provision net revenue	$ 20,658	$ 28,757	$ 30,329

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and the annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing

13

net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The efficiency ratio is calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. 14